Exhibit 31.1

                                 CERTIFICATIONS

        I, Michael S. Dunlap, certify that:

        1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Nelnet Student Loan Trust 2004-3;

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day covered by this annual report;

        3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing agreement, or similar agreements, for inclusion in these reports is included in these reports;

        4. Based upon my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar agreements, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

        5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar agreement, that is included in these reports.





Date:  March 31, 2006                /s/ Michael S. Dunlap
                                     -------------------------------------------
                                         Michael S. Dunlap
                                         President
                                         (Principal Executive Officer)
                                         Nelnet Student Loan Funding Management
                                         Corporation, Manager and Special
                                         Member of the Registrant


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